Exhibit 5.1

November 23, 2021

EVmo, Inc.

433 N. Camden Drive, Suite 600

Beverly Hills, CA 90210

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to EVmo, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company of shares (the “Shares”) of the Company’s common stock, par value $.000001 per share (the “Common Stock”), including those which may be purchased from the Company upon the exercise of the over-allotment option set forth in the Underwriting Agreement (as defined below).

This opinion is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Shares.

In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the Company’s Amended and Restated Certificate of Incorporation as certified by the Secretary of State of the State of Delaware and the Company’s Amended and Restated Bylaws as certified by the Secretary of the Company;

(iii)	the form of underwriting agreement to be entered into between the Company and the underwriter named in Schedule A thereto, filed as an exhibit to the Registration Statement (the “Underwriting Agreement”); and

(iv)	the minute books and other records of corporate proceedings of the Company, as made available to us by officers and representatives of the Company, and such other documents, certificates and statements of government or public officials and officers or representatives of the Company as we deemed necessary for the purposes of the opinions set forth herein.

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In addition, we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have assumed, without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents, the accuracy and completeness of all public records and the accuracy of all statements in certificates of officers of the Company that we reviewed.

This opinion is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Delaware and the federal laws of the United States of America. The opinions expressed herein that are based on such laws are limited to the laws generally applicable in transactions of the type covered by the Registration Statement.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares have been duly authorized and, when, as and if (i) the Shares are delivered to and paid for by the underwriter in accordance with the Underwriting Agreement, (ii) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (iii) a prospectus with respect to the Shares shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act and (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained, the Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion is provided solely in connection with the distribution of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions set forth above are expressed as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact, circumstance, event or development occurring, or of which we learn, subsequent to the date of this opinion, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any person or entity. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Shares appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Withers Bergman LLP

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